                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                AMENDMENT NO. 1
                                      TO
                                  FORM 8-K/A


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): January 17, 2002

                        WEBB INTERACTIVE SERVICES, INC.
            (Exact name of registrant as specified in its charter)


                                   Colorado
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



         0-28462                                          84-1293864
         -------                                          ----------
(Commission File Number)                       (IRS Employer Identification No.)



  1899 Wynkoop, Suite 600, Denver, CO                        80202
-------------------------------------                        -----
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:      (303) 296-9200


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  OTHER EVENTS.

         Jona, Inc. has acquired for $1,100,000, 1,100,000 Units of the securities of Webb Interactive Services, Inc. (the "Company"), in accordance with the terms of a Securities Purchase Agreement dated as of January 17, 2002, between the Company and Jona, Inc. (the "SPA"). Each Unit consists of one share of the Company's common stock and a warrant representing the right to purchase an additional share of common stock at $1.00. In accordance with the terms of the SPA, Jona, Inc. has agreed to acquire an additional 3,900,000 Units for $3,900,000, subject to prior approval by the Company's shareholders. The SPA also grants to Jona, Inc. an option to purchase up to an additional 2,500,000 Units for $2,500,000 on or before August 31, 2002, again subject to prior approval by the Company's shareholders.

         Pursuant to the terms of the SPA, the Company has agreed to (1) amend its Bylaws to require the unanimous consent and approval of all members of the Board of Directors in attendance at a duly convened meeting of the Board of Directors prior to (i) incurring indebtedness for borrowed money, if such borrowing would result in the Company's then outstanding liability for all such then outstanding borrowings to exceed $1,000,000; (ii) taking any action that results in the redemption of any of the Company's outstanding shares of common stock or preferred stock; (iii) approving any merger, other corporate reorganization, sale of control of the Company or any transaction which substantially all of the assets of the Company are sold; or (iv) approving an amendment to or waiving any of the provisions of the Company's Articles of Incorporation or Bylaws; (2) cause two nominees of Jona, Inc. to be elected to the Company's Board of Directors; and (3) use its best efforts to cause the Jona directors to be elected to the Board of Directors so long as Jona, Inc. beneficially owns 25% or more of the Company's common stock.

         In connection with the purchase of the Units, Jona, Inc. loaned the Company $900,000 pursuant to the terms of a Promissory Note dated as of January 17, 2002, bearing interest at the rate of 10% per annum (the "Note"). In addition, in connection with a letter of intent with respect to the purchase of the Units, Jona, Inc. loaned the Company $300,000 (the "Bridge Loan"). All principal and accrued interest under both the Note and the Bridge Loan is due and payable upon demand at any time on or after April 30, 2002. The repayment of the Note and Bridge Loan is secured by an aggregate of 4,800,000 shares of the Company's Series C Convertible Preferred Stock of Jabber, Inc., a subsidiary of the Company. In addition, in connection with the Bridge Loan, Jona, Inc. was issued a warrant to purchase 60,000 shares of the Company's common stock at a current exercise price of $1.00 per share.

         Concurrent with the purchase of the Units by Jona, Inc. and in lieu of resetting conversion prices for outstanding securities in accordance with their terms, the Company agreed with Castle Creek Technology Partners LLC ("CC") to exchange up to 2,500 shares of the Company's senior convertible preferred stock and $1,212,192 principal amount of the Company's 10% convertible note payable for an aggregate of up to 4,484 shares of the Company's Series D Junior Convertible Preferred Stock plus warrants to purchase 750,000 shares of the Company's common stock for $1.00 per share and a reduction in the exercise price to $1.00 for warrants for 650,116 shares owned by CC. The Series D Junior Convertible Preferred Stock will be convertible into up to 4,484,000 shares of the Company's common stock. If the senior preferred stock and note had not been amended, in accordance with their terms, they would have been convertible into 3,712,192 shares of the Company's common stock plus CC would have been entitled to additional warrants for 2,500,000 shares at $1.00 per share. The Company intends to use $720,000 of the proceeds received from the second closing of the purchase of the Units as described above to make a repayment of principal on the 10% convertible note, at which time, CC has agreed to exchange the remaining principal balance of the note.

         The foregoing is a summary only and is not intended to be a complete description of the foregoing transactions, and is qualified in its entirety by Exhibits 10.1 - 10.4 filed herewith.

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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

                  None.


         (c)      Exhibits:

                  10.1 Securities Purchase Agreement dated as of January 17, 2002, by and between Webb Interactive Services, Inc. and Jona, Inc., including as exhibits thereto, form of Warrant to Purchase Common Stock and Registration Rights Agreement. *

                  10.2 Exchange Agreement dated as of January 17, 2002 between Webb Interactive Services, Inc. and Castle Creek Technology Partners LLC, including as exhibits thereto, forms of: Articles of Amendment to the Articles of Incorporation for the Series D Junior Convertible Preferred Stock; Warrant to purchase 750,000 shares of the Company's Common Stock; Warrant to purchase 150,116 shares of the Company's common stock originally issued on August 25, 1999 and amended on December 18, 1999 and further amended January 31, 2002; Warrant to purchase 500,000 shares of Company's common stock originally issued February 21, 2001 and amended January 31, 2002; and Registration Rights Agreement dated as of January 17, 2002 among the Company and Castle Creek Technology Partners LLC. *

                  10.3 Pledge and Security Agreement dated as of January 17, 2002; and Promissory Note for $900,000 dated January 17, 2002. *

                  10.4 Pledge and Security Agreement dated as of December 21, 2001; Promissory Note for $300,000 dated December 21, 2001; and Warrant to purchase 60,000 shares of the Company's common stock dated December 21, 2001. *

                  99.1 Press Release issued January 22, 2002.**

--------------

* Filed herewith

** Filed with Current Report on Form 8-K dated January 22, 2002.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 29, 2002                 WEBB INTERACTIVE SERVICES, INC.



                                         By       /s/ Lindley S. Branson
                                                ---------------------------
                                                Lindley S. Branson

                                          Its:  Vice-President/General Counsel

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